UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Territorial Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Allan S. Kitagawa
Chairman of the Board
Chief Executive Officer

LETTER TO SHAREHOLDERS

Dear Fellow Shareholders,

As we approach our Annual Meeting, we would like to briefly review some of the exciting highlights for Territorial Bancorp Inc. in 2013.

Shareholder Returns Continue to Increase

In December of 2013, we again paid a special dividend of $0.10 per share. Thus, in 2013, we paid a total of five dividends amounting to $0.62 per share, or an increase of almost 15% over 2012. If you had invested $10 per share in our IPO in July of 2009, then at December 31, 2013, your stock would have a total return of 151.7% and your annual dividend return for 2013 would be 6.2%.

Strong Financial Performance and Growth

•                  EARNINGS PER SHARE: Earnings per share increased from $1.45 in 2012 to $1.49 in 2013.

•                  PROFITS RETURNED TO SHAREHOLDERS: We returned over 176% of our profits last year back to our shareholders in the form of dividends and stock repurchases.

•                  28th BRANCH OPENING: We opened our 28th branch in Manoa in 2013.

Exercise Your Right to Vote

In addition to mailing your ballot, you will be able to vote by telephone or by the internet. Instructions are on your proxy ballot card.  We encourage you to make your vote count.

AS EXPLAINED IN OUR 2014 PROXY STATEMENT, THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE FOR;

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM AND;

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION.

We thank you for continuing to support us and we welcome any thoughts and suggestions on how we can better serve and communicate with you.

Aloha,
/s/ Allan Kitagawa
Allan Kitagawa
Chairman and Chief Executive Officer

P.S. Our representative may be calling you to remind you to vote.  The toll free number we will use is 800-581-3783.  This is the number you will see if you have caller I.D.